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Exhibit 10.4

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (the "Agreement") is made as of                        by and between Treaty Oak Bancorp, Inc., a Texas corporation ("Treaty Oak") and TIB-The Independent BankersBank, Irving, Texas as Escrow Agent (the "Escrow Agent") and provides as follows:

RECITALS

        Treaty Oak is a proposed bank holding company that intends to offer securities under a registered public offering filed with the Securities and Exchange Commission (the "Offering"). Interested investors may subscribe for shares of Treaty Oak's stock by delivering to Treaty Oak a check for the amount of securities subscribed for and an executed Subscription Agreement in the form attached hereto. Treaty Oak will then forward the check to the Escrow Agent to hold such items, invest such funds, and distribute the subject matter of the escrow as provided for herein.

        NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, the parties agree as follows:

        1.     The Escrow Agent shall receive the Subscription Agreement and checks for the subscription of shares. The Escrow Agent shall negotiate such checks and deposit such resulting funds (the "Funds") in an insured account of the Escrow Agent. The Escrow Agent may accumulate the Funds up to a maximum of $100,000 in the deposit account and shall from time to time invest the Funds in United States Government Securities until the Escrow Agent is authorized to disburse the Funds pursuant to this Agreement. The Escrow Agent shall not invest the Funds in anything other than United States Government Securities.

        2.     The Escrow Agent shall maintain a list of the names of the persons who have subscribed for shares and the amount which is subscribed. The Escrow Agent shall make such list available to Treaty Oak upon request.

        3.     The Escrow Agent shall disburse the Funds (plus or minus any profits or losses associated with the investment thereon) as follows:

          (a)   To Treaty Oak upon receipt of a certificate executed by the Chief Executive Officer of Treaty Oak certifying that Treaty Oak has accepted subscriptions for at least $3,000,000 initially, and then for each additional $1,000,000 thereafter;

          (b)   To each subscriber upon receipt of written instruction by Treaty Oak directing the Escrow Agent to so return the Funds;

          (c)   To any individual subscriber whose subscription is not accepted by Treaty Oak (or any pro rata part thereof) upon receipt of written instruction to so return such Funds by Treaty Oak.

Notwithstanding any other provision hereof to the contrary except for paragraph 5(g) which shall govern over this paragraph, the Escrow Agent shall not disburse any of the Funds unless and until the Escrow Agent receives written authorization from Treaty Oak to disburse the Funds.

        4.     Representations. Treaty Oak represents and warrants to Escrow Agent that it has the power and authority to enter into this Escrow Agreement and direct control of the funds deposited into escrow pursuant hereto.

        5.     Rights and Liabilities of Escrow Agent. Treaty Oak agrees that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent.

          (a)   The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

          (b)   The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it, or for any level of loss or profitability of investments of the Funds in accordance with this Agreement or pursuant to the instructions of Treaty Oak..

          (c)   In the event the Escrow Agent becomes involved in litigation in connection with this escrow, Treaty Oak agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof other than those losses, costs, damages, expenses or attorney's fees suffered or incurred as a result of Escrow Agent's gross negligence or willful misconduct. The obligations of Treaty Oak under this paragraph shall be performable at the office of the Escrow Agent in Irving, Texas.

          (d)   The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

          (e)   The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

          (f)    The Escrow Agent may advise with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

          (g)   In the event of any disagreement between the parties to this Agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

            (i)    the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction; or

            (ii)   all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof, in writing signed by all such persons.

In the event of any dispute or disagreement, the Escrow Agent shall be entitled to recover from Treaty Oak all costs, fees and expenses incurred by it as a result thereof. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

        6.     Miscellaneous.

          (a)   Treaty Oak shall pay Escrow Agent for normal services an escrow fee of $5,000.00 annually. The escrow fee shall be pro rata for the period of time escrow services are actually provided by the Escrow Agent. If any services in addition to holding, investing, and disbursing the Funds as specifically contemplated by this Agreement shall be required, Escrow Agent shall be entitled to reasonable compensation for such services.

          (b)   Escrow Agent may resign as escrow agent hereunder at any time upon written notice to Treaty Oak, at least ten (10) days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, Escrow Agent may deliver all cash or other property in its possession under this Escrow Agreement to any successor escrow agent appointed by Treaty Oak, or if no successor escrow agent has been appointed, to any court of competent jurisdiction in Dallas County, Texas. Upon such delivery, Escrow Agent shall be released from any and all further liability under this Agreement. A termination under this paragraph shall in no way change the terms of this Agreement affecting reimbursement of expenses, indemnity and fees.

          (c)   This Agreement may be amended only by the written agreement of Treaty Oak and Escrow Agent. This Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

EXECUTED as of the            day of                        , 2003.

TREATY OAK BANCORP, INC.
By:	Jeffrey Nash Executive Vice President
TIB-THE INDEPENDENT BANKERSBANK
By:	Barry B. Renfroe Senior Vice President

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  Exhibit 10.4
ESCROW AGREEMENT